Exhibit 10.15

Dated _20   February 2023
GRAN TIERRA ENERGY COLOMBIA GMBH
GRAN TIERRA OPERATIONS COLOMBIA GMBH
as Borrowers
and
TRAFIGURA PTE LTD
as Lender
and
GRAN TIERRA ENERGY INC.
as Guarantor
DEED OF AMENDMENT AND RESTATEMENT
relating to a facility agreement dated 18 August 2022

Index
Clause    Page

Schedules

Schedule 1 Amended and Restated Facility Agreement	9
Schedule 2 Conditions Precedent	10

Execution

Execution Pages	11

THIS DEED is made on _20    February 2023.
PARTIES
(1)GRAN TIERRA ENERGY COLOMBIA GMBH, registered as a limited liability company under the laws of the Switzerland, with its registered office at Pilatusstrasse 41, 6003 Lucerne, Switzerland;
(2)GRAN TIERRA OPERATIONS COLOMBIA GMBH, registered as a limited liability company under the laws of the Switzerland, with its registered office at Pilatusstrasse 41, 6003 Lucerne, Switzerland, each a "Borrower", and together the "Borrowers";
(3)GRAN TIERRA ENERGY INC., a company incorporated under the laws of the State of Delaware with its registered office at 500 Centre Street SE Calgary
Alberta Canada T2G 1A6 (the "Guarantor"); and
(4)TRAFIGURA PTE LTD a company incorporated under the laws of Singapore, having its offices at 10 Collyer Quay #29-01/05, Ocean Financial Centre, Singapore 049315, Singapore (the "Lender"),
and any of the Borrowers, the Guarantor and the Lender, a "Party", and, together, the "Parties".
BACKGROUND
(A)The Lenders made available to the Borrower in an amount of up to $150,000,000 pursuant to the Original Facility Agreement (as defined below).
(B)On 19 December 2022 each of the Borrowers de-registered as a Cayman Islands company and elected to subject itself to Swiss law in accordance with section 161 of the Swiss Federal Act on Private International Law.
(C)The parties to the Original Facility Agreement now wish to amend and restate the Original Facility Agreement to reflect certain amendments.
OPERATIVE PROVISIONS
1DEFINITIONS AND INTERPRETATION
14.1Definitions
In this Deed:
"Amended and Restated Facility Agreement" means the Original Facility Agreement as amended and restated by this Deed.
"Guarantee" means the guarantee and indemnity expressed to be created pursuant to clause 13 (Guarantee) of the Original Facility Agreement.

"Migration" means the transfer of the registered seat of the Borrowers from the Cayman Islands to Switzerland.
"Original Facility Agreement" means the facility agreement dated 18 August 2022 between, the Lender, the Guarantor and the Borrowers.
"Subordination Agreement" means the subordination agreements to be entered into between the Borrowers (or any Borrower) and the relevant member of the Group in respect of any loan made by members of the Group to the Borrowers which are outstanding on the date of this Deed.
"Swiss Financial Statements" means the balance sheet of each Borrower dated 30 September 2022.
14.2Terms defined in other Finance Documents
Unless defined in this Deed, or the context otherwise requires, a term defined in the Amended and Restated Facility Agreement, has the same meaning in this Deed, or any notice given under or in connection with this Deed.
14.3Construction
The rules of interpretation contained in clause 1.2 (Interpretation) of the Original Facility Agreement shall apply to the construction of this Deed, or in any notice given under or in connection with this Deed, mutatis mutandis.
2CONDITIONS PRECEDENT
The utilisation of the first Loan under the Amended and Restated Facility Agreement is subject to the Lender receiving, in form and substance satisfactory to it in its absolute discretion, all of the documents and other evidence referred to in schedule 1 (Conditions Precedent) of the Amended and Restated Facility Agreement and Schedule 2 (Conditions Precedent) of this Deed, which are for the sole benefit of the Lender, and may be waived by the Lender, in whole or in part, prior to any Utilisation Date without prejudice to the right of the Lender to require satisfaction of such waived condition as a condition subsequent (to be agreed in writing by the Lender on terms acceptable to the Lender at the time of such waiver).
3AMENDMENT AND RESTATEMENT OF ORIGINAL FACILITY AGREEMENT
14.1Amendment and Restatement of Original Facility Agreement
(a)The Parties agree that with effect on and from the date of this Deed the Original Facility Agreement shall be amended and restated so that it shall be read and construed for all purposes as set out in Schedule 1 (Amended and Restated Facility Agreement).
(b)The Finance Documents shall be read and construed as if all references therein to the Original Facility Agreement are references to the Amended and Restated Facility Agreement.

14.2Continuing obligations
Each Borrower confirms that its obligations under the Finance Documents are continuing obligations and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.
4GUARANTEE AND SECURITY CONFIRMATIONS
14.1Guarantor confirmation
The Guarantor confirms for the benefit of the Lender that with effect on and from the date of this Deed:
(a)its Guarantee remains in full force and effect notwithstanding the amendments referred to in Clause 3.1 (Amendment and Restatement of Original Facility Agreement);
(b)its Guarantee extends to and continues to guarantee and indemnify the obligations of the Borrowers under the Finance Documents as amended and restated by this Deed and remains in full force and effect in accordance with its terms as so extended; and
(c)the obligations of the Borrowers under the Finance Documents as amended and restated by this Deed (including, but not limited to, under the Amended and Restated Facility Agreement and as a consequence of the Migration) are included in the obligations that are the subject of the Guarantee.
14.2Security confirmation
Each Borrower confirms for the benefit of the Lender that with effect on and from the date of this Deed that any Security created by it under the Finance Documents:
(a)remains in full force and effect notwithstanding the amendments referred to in Clause 3.1 (Amendment and Restatement of Original Facility Agreement) and the Migration;
(b)extends to and continues to secure the obligations of each Borrower under the Finance Documents as amended and restated by this Deed; and
(c)remains in full force and effect in accordance with its terms as so extended.
5REPRESENTATIONS AND WARRANTIES
Each Obligor makes the representations and warranties set out in this Clause 5 (Representations and Warranties) on the date of this Deed to the Lender. Unless a representation is expressed to be given at a specific date.
14.1Status
(a)It is duly incorporated and validly existing under the laws of the jurisdiction of its incorporation, or in the case of the Borrowers, the laws of Switzerland.
(b)The Migration has been validly completed from a Cayman Islands and Swiss corporate law perspective.

(c)The Migration has been validly registered in Colombia with regards to the Sellers being Colombian branches of the Borrowers.
(d)It has the power to own its assets and carry on its business as it is being conducted.
14.2Binding obligations
(a)Subject to the Legal Reservations, the obligations expressed to be assumed by it in this Deed are legal, valid, binding and enforceable obligations.
(b)The obligations expressed to be assumed by the Borrowers in the Original Facility Agreement and in this Deed remain legal, valid, binding and enforceable obligations following the Migration.
14.3Non-conflict with other obligations
The entry into and performance by it of, and the transactions contemplated by, this Deed do not and will not conflict with:
(a)any law or regulation applicable to it;
(b)its constitutional documents; or
(c)any agreement or instrument binding upon it, in a manner that has or would reasonably be expected to have a Material Adverse Effect.
14.4Power and authority
(a)It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, this Deed and the transactions contemplated by this Deed.
(b)No limit on its powers (including borrowing powers) will be exceeded as a result of the advancing or giving of guarantees or indemnities contemplated by this Deed.
14.5Validity and admissibility in evidence
All Authorisations required or desirable:
(a)to enable it to lawfully enter into, exercise its rights and comply with its obligations in this Deed;
(b)to make this Deed admissible in evidence in their Relevant Jurisdictions; and
(c)to carry on its business in the ordinary course and in all material respects as it is being conducted, have been obtained or effected or will be obtained or effected prior to its entry into such documents and are or will then be in full force and effect.

14.6Swiss Financial Statements
(a)According to their respective Swiss Financial Statements, the Borrowers, on a consolidated basis, have freely distributable reserves, within the meaning of Swiss corporate and accounting laws, in an amount exceeding the total amount of their payment obligations under the Finance Documents.
(b)There are no indications that the level of the freely distributable reserves of each of the Borrowers, on a consolidated basis, shall be reduced below the total amount of their payment obligations under the Finance Documents until full settlement thereof by the Obligors.
14.7Absence of any Financial Over-Indebtedness
(a)The Borrowers are not in a position of financial over-indebtedness within the meaning of Article 725b of the Swiss Code of Obligations.
(b)There are no indications that any of the Borrowers shall be in a position of financial over-indebtedness within the meaning of Article 725b of the Swiss Code of Obligations until full settlement of their payment obligations under the Finance Documents.
14.8Repeating Representations
Subject to the execution of the Subordination Agreements, the Repeating Representations:
(a)are true; and
(b)would also be true if references to "this Deed" and to the "Facility Agreement" were construed as references to "this Deed" or "the Amended and Restated Facility Agreement".
In each case, each Repeating Representation is made by reference to the circumstances existing at the date of this Deed and on any other date on which such representations are deemed to repeat.
6FURTHER ASSURANCE
Each Borrower shall at the request of the Lender execute and deliver all documents and instruments and take all other actions as may be required or desirable for the purpose of giving full effect to this Deed and the transactions contemplated in this Deed.
7AMENDMENTS, WAIVERS, REMEDIES AND INVALIDITY
14.1Amendments and waivers
Any term of this Deed may be amended or waived only:
(a)in writing;
(b)in accordance with clause 25.1 (Amendments) of the Facility Agreement; and
(c)with the agreement of all of the Parties to this Deed.

14.2Remedies and waivers
(a)No failure to exercise, nor any delay in exercising, on the part of the Lender, any right or remedy under this Deed, shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.
(b)The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law.
14.3Partial invalidity
If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Deed nor of such provision under the laws of any other jurisdiction shall in any way be affected or impaired.
8BENEFIT
This Deed shall be binding upon each of the Parties to this Deed and their respective successors in title and shall remain for the benefit of each of the Parties to this Deed and their respective successors, assignees and transferees notwithstanding any change in the constitution of any Party or its absorption in, or amalgamation with, or the acquisition of all or part of its undertaking or assets by any other person, or any reconstruction or reorganization of any kind.
9THIRD PARTY RIGHTS
Except for the Lender's creditors or financiers to whom the rights of the Lender under this Deed may be assigned:
(a)a person who is not a party to this Deed has no right under the Contract (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Deed.
(b)the consent of any person who is not a party to this Deed is not required to rescind or vary this Deed at any time.
10MISCELLANEOUS
14.1The Lender and Borrowers hereby designate this Deed as a Finance Document.
14.2Except as amended by this Deed, the Finance Documents remain in full force and effect.
14.3No waiver is given by this Deed, and the Lender expressly reserves all of its rights and remedies in respect of any breach of, or other Default under, any Finance Document.

11NOTICES
14.1Clause 22(Notices) of the Facility Agreement is hereby incorporated into this Deed as if set out in full in this Deed mutatis mutandis.
12COUNTERPARTS AND EXECUTION AS A DEED
14.1This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.
14.2The Parties intend this Deed to be a deed and confirm that it is executed and delivered as a deed, notwithstanding the fact that any one or more of the Parties may only execute it under hand.
13GOVERNING LAW
14.1This Deed and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by, and construed in accordance with, English law.
14.2The Parties irrevocably submit to the non-exclusive jurisdiction of the courts of England and Wales to support and assist the arbitration process pursuant to Clause 14, including if necessary the grant of interlocutory relief pending the outcome of that process.
14JURISDICTION
14.1Arbitration
(a)Any dispute arising out of or in connection with this Deed, including any question regarding its existence, validity or termination or any non-contractual obligation arising out of or in connection with this Deed (a "Dispute"), shall be referred to and finally resolved by arbitration under the rules of the London Court of International Arbitration (the LCIA Rules), which rules are deemed to be incorporated by reference into this Clause.
(b)The number of arbitrators shall be three (3), Lender shall appoint one (1) arbitrator and the Borrowers shall (collectively) appoint one (1) arbitrator. The two (2) arbitrators nominated by or on behalf of Borrowers and Lender together shall provide a list identifying five (5) candidates that the two (2) arbitrators recommend Borrowers and Lender consider appointing to be the third arbitrator, who shall act as chairperson of the tribunal. If Borrowers and Lender do not agree on the third arbitrator within fourteen (14) days of receiving the list of recommendations, then the third arbitrator, who shall act as chairperson, shall be appointed by the LCIA. If Borrowers or Lender fail to appoint an arbitrator within thirty (30) days of receiving notice of the appointment of an arbitrator by the other Party, such arbitrator shall be appointed by the LCIA Court.
(c)The arbitrators shall have experience of commodities trading.
(d)The seat or legal place of arbitration, shall be London.
(e)The language to be used in the arbitral proceedings shall be English.
(f)The tribunal's award shall be final and binding on the Parties.

14.2Interim Relief & Warranty
(a)Notwithstanding the provisions of Clause 14.1, either Party may commence and pursue proceedings for interim or conservatory relief against the other Party in any court in any jurisdiction and the commencement and pursuit of such proceedings in any one court or jurisdiction shall not preclude the other Party from commencing or pursuing proceedings in any other court or jurisdiction (whether concurrently or not) if and to the extent permitted by the applicable law.
(b)The Parties warrant that they have entered into this contract in a commercial capacity and that with respect to this Deed they are respectively in all respects subject to civil and commercial law.
(c)The Parties hereby consent generally in respect of legal proceedings and/or arbitration arising out of or in connection with this contract to the giving of any relief, or to the issue of any process in connection with such action or proceedings irrespective of the jurisdiction in question.
15WAIVER OF IMMUNITY
To the extent that a Borrower or Lender may be entitled in any jurisdiction to claim for itself or any of its property or assets immunity in respect of its obligations this Deed from service of process, jurisdiction, suit, judgment, execution, attachment (whether before judgment, in aid of execution or otherwise) or legal process or to the extent that in any jurisdiction there may be attributed to it all or any of its property or assets immunity of that kind (whether or not claimed), the Borrowers and the Lender irrevocably agree not to claim and irrevocably waive that immunity.

This Deed has been executed and delivered as a deed on the date stated at the beginning of this Deed.

Schedule 1
AMENDED AND RESTATED FACILITY AGREEMENT

Schedule 2
CONDITIONS PRECEDENT
Schedule 1Corporate Documents
(a)A copy of a certified excerpt of the commercial register for each Borrower.
(b)A copy of certified articles of association for each Borrower.
(c)A copy of the authentic incorporation deed and related supporting documents including the resolution signed by all the holders of the issued shares in each of the Borrowers held with the notary implementing the transfer of the registered seat of each Borrower in Switzerland.
(d)A copy of a resolution of the shareholders of each of the Borrowers approving the terms of, and the transactions contemplated by, this Deed.
(e)A copy of a resolution of the board of directors of each of the Borrowers approving the terms of, and the transactions contemplated by, this Deed and authorising a specified person or persons to execute this Deed on its behalf.
(f)A copy of the Swiss Financial Statements.
1Finance Documents
(a)A duly executed original of this Deed.
(b)A duly executed copy of each Subordination Agreement.
2Legal Opinions
A legal opinion of Chabrier Avocats SA (in agreed form and addressed to the Lender) relating to capacity and authority in respect of the Borrowers to enter into this Deed, relating to the laws of Switzerland.
3Other
(a)A copy of any other document, opinion or assurance which the Lender considers to be necessary or desirable (if it has notified any Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Transaction Document or for the validity and enforceability of any Transaction Document.
(b)Evidence that the fees, costs and expenses then due and payable by any Borrower have been paid or will be paid by the first Utilisation Date.
(c)Provision of all information from the Borrowers as required by the Lender to enable it to comply with all "know your customer" or similar identification procedures under all applicable laws and regulations. The Lender shall notify the details of such information at least three (3) Business Days before the Utilisation Date.

EXECUTION PAGES

THE LENDER

EXECUTED as a DEED     )
on behalf of    )
TRAFIGURA PTE LTD    )
being the persons who,          )
in accordance with the laws of Singapore,      )
are acting under the authority of the company )

_/s/ Matthieu Milandri_____
Authorised Signatory

Name: Matthieu MILANDRI

_/s/ Nicolas Jobert_________
Authorised Signatory

Name: Nicolas JOBERT

THE BORROWERS

EXECUTED as a DEED         )
on behalf of        )
GRAN TIERRA ENERGY COLOMBIA GMBH        )
being the persons who,             )
in accordance with the laws of Switzerland,             )
are acting under the authority of the company         )

_/s/ Stefan Smit___________
Director

Name: Stefan Smit

_/s/ Richard Harker_________
Director

Name: Richard Harker

THE LENDER

EXECUTED as a DEED         )
on behalf of        )
GRAN TIERRA OPERATIONS COLOMBIA GMBH    )
being the persons who,             )
in accordance with the laws of Switzerland,             )
are acting under the authority of the company         )

_/s/ Stefan Smit_____________
Director

Name: Stefan Smit

_/s/ Richard Harker___________
Director

Name: Richard Harker

THE GUARANTOR

EXECUTED as a DEED     )
on behalf of    )
GRAN TIERRA ENERGY INC.    )
being the persons who,          )
in accordance with the laws of Delaware,      )
are acting under the authority of the company )

_/s/ Ryan Ellson____________
Ryan Ellson (Executive Vice President and Chief
Financial Officer)

Witness: Michelle Ellson

_/s/ Michelle Ellson_________
Name

Address: 8830 9 Ave SW
    Calgary AB T3H0C9